CERTIFICATE

	The undersigned hereby certifies that she is the Secretary of Morgan Stanley Flexible Income Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust duly adopted by the Trustees of the Trust on September 28, 2011 as provided in Section 9.3 of the Declaration of Trust of the Trust, said Amendment to take effect on December 20, 2011 and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

	Dated this 28th day of September, 2011



/s/  Mary E. Mullin_______________
Mary E. Mullin
Secretary


AMENDMENT



Dated:			September 28, 2011
To be Effective:		December 20, 2011






TO

MORGAN STANLEY FLEXIBLE INCOME TRUST

DECLARATION OF TRUST

DATED

December 18, 1991


AMENDMENT TO THE DECLARATION OF TRUST OF

MORGAN STANLEY FLEXIBLE INCOME TRUST


WHEREAS, Morgan Stanley Flexible Income Trust (the "Trust") was established by the Declaration of Trust dated December 18, 1991, as amended from time to time (the "Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders to change the name of the Trust; and

WHEREAS, the Trustees of the Trust have deemed it advisable to redesignate the Trust as the Morgan Stanley Fixed Income Opportunities Fund, such change to be effective on December 20, 2011;

NOW, THEREFORE:

1. Section 1.1 of Article I of the Declaration is hereby amended so that such Section shall read in its entirety as follows:

	Section 1.1. Name. The name of the Trust created hereby is the Morgan Stanley Fixed Income Opportunities Fund and so far as may be practicable the Trustees shall conduct the Trust's activities,execute all documents and sue or be sued under that name, which name
(and the word "Trust" whenever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

2. Subsection (o) of Section 1.2 of Article I of the Declaration is hereby amended so that such Subsection shall read in its entirety as follows:

	Section 1.2.  Definitions . . .

	(o)  "Trust" means the Morgan Stanley Fixed Income Opportunities Fund.

3. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

4. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

5. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.IN WITNESS THEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 28th day of September, 2011.



/s/ Frank L. Bowman____________________
Frank L. Bowman, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas New York, NY 10036

/s/ Michael Bozic_____________________
Michael Bozic, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas New York, NY 10036


/s/ Kathleen A. Dennis____________________
Kathleen A. Dennis, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036


/s/ Dr. Manuel H. Johnson___________________
Dr. Manuel H. Johnson, as Trustee, and not individually
c/o Johnson Smick Group, Inc.
888 16th Street, N.W., Suite 740
Washington, D.C. 20006


/s/ James F. Higgins____________________
James F. Higgins, as Trustee, and not individually
c/o Morgan Stanley Services Company Inc.
Harborside Financial Center 201Plaza Two
Jersey City, NJ 07311


/s/ Joseph J. Kearns____________________
Joseph J. Kearns, as Trustee, and not individually
c/o Kearns & Associates LLC
PMB754, 22631 Pacific Coast Highway
Malibu, CA 90265



/s/ Michael F. Klein____________________
Michael F. Klein, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036



/s/ Michael E. Nugent____________________
Michael E. Nugent, as Trustee, and not individually
c/o Triumph Capital, L.P.
445 Park Avenue
New York, NY 10022



/s/ W. Allen Reed ____________________
W. Allen Reed, as Trustee, and not individually
c/o Kramer Levin Naftalis & Frankel LLP
Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY 10036



/s/ Fergus Reid_____________________
Fergus Reid, as Trustee, and not individually
c/o Joe Pietryka, Inc.
85 Charles Colman Blvd.
Pawling, NY 12564

16707711.1.BUSINESS